Exhibit 99.1

Exterran Holdings Reports Fourth-Quarter and Full-Year 2014 Results

● EBITDA, as adjusted, of $182 million for the quarter
● Organic horsepower growth of 112,000 in North America and 24,000 in International for the quarter
● Fabrication backlog of $953 million on $475 million of new bookings for the quarter

HOUSTON, Feb. 26, 2015 – Exterran Holdings, Inc. (NYSE: EXH) today reported EBITDA, as adjusted (as defined below), of $182.3 million for the fourth quarter 2014, as compared to $170.6 million for the third quarter 2014 and $154.4 million for the fourth quarter 2013.

Revenue was $793.6 million for the fourth quarter 2014, compared to $723.8 million for the third quarter 2014 and $739.0 million for the fourth quarter 2013.

Fabrication backlog was $953.2 million at December 31, 2014, compared to $839.9 million at September 30, 2014 and $679.9 million at December 31, 2013. Fabrication bookings were $474.9 million for the fourth quarter 2014, compared to $334.2 million for the third quarter 2014 and $402.9 million for the fourth quarter 2013.

EBITDA, as adjusted, was $658.8 million for 2014, compared to $633.9 million for 2013. Revenue was $2,899.7 million for 2014, compared to $3,160.4 million for 2013.

Exterran Holdings declared a dividend of $0.15 per share of common stock, a rate of $0.60 per share on an annualized basis, which was paid on February 17, 2015 to stockholders of record at the close of business on February 9, 2015.

“In the fourth quarter, we delivered solid operating performance across all our businesses, as we achieved organic horsepower growth in both of our North America and International contract operations businesses and significantly increased bookings in our fabrication business,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer. “Our solid fourth quarter capped a productive year for us, as we executed attractive acquisitions, initiated a regular dividend and increased EBITDA, as adjusted, in addition to announcing and preparing for a separation of our company into two more focused companies.”

“We are on track with the previously announced plan to separate our international services and global fabrication businesses into a new publicly traded company, and expect to complete the transaction in the second half of 2015. We believe this separation will enable these businesses and the Company’s remaining U.S. services business to have the enhanced flexibility to pursue their own strategic priorities.”

“Our production-oriented services businesses and significant product sales backlog provide us with good visibility into a meaningful portion of our business in 2015. However, with reduced industry activity levels expected in 2015, we intend to aggressively manage our costs to match changes in activity levels while highlighting our focus on cash flow generation. With our leading service and product market positions and solid financial profile, we believe that we are well positioned to both navigate commodity price cycles and take advantage of long-term secular growth opportunities,” added Childers.

Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items, for all periods excludes the benefit of proceeds from the two previously announced sales of Exterran Holdings’ previously-nationalized Venezuelan assets, the benefit of which was $18.5 million for the fourth quarter 2014, compared to $23.2 million for the third quarter 2014 and $22.4 million for the fourth quarter 2013. These benefits were $87.3 million in 2014, compared to $88.3 million in 2013. At December 31, 2014, Exterran was still due approximately $142 million of principal payments from the sales of these assets. In January 2015, Exterran received an installment payment of $5.0 million that was due in December 2014 related to the sale of its Venezuelan joint ventures’ assets. As a result, this income will be recognized in the first quarter 2015 when the proceeds were received.

Net income from continuing operations attributable to Exterran stockholders, excluding items, for the fourth quarter 2014 was $21.4 million, or $0.31 per diluted common share. In addition to excluding the benefit related to our nationalized Venezuelan assets discussed above, these amounts also exclude $7.2 million of income tax expense related to a foreign tax credit valuation allowance and pretax charges of $23.8 million due primarily to non-cash long-lived asset impairment charges of $20.6 million, primarily related to our North America contract operations business and restructuring charges of $2.2 million related to costs associated with the planned spin-off which primarily consisted of legal and consulting fees. Net income from continuing operations attributable to Exterran stockholders, excluding items, was $17.8 million, or $0.25 per diluted common share, for the third quarter 2014, and $12.1 million, or $0.18 per diluted common share, for the fourth quarter 2013.

Net income attributable to Exterran stockholders was $19.1 million, or $0.27 per diluted common share, for the fourth quarter 2014, compared to $34.1 million, or $0.48 per diluted common share, for the third quarter 2014, and $22.6 million, or $0.34 per diluted common share, for the fourth quarter 2013.

Net income from continuing operations attributable to Exterran stockholders, excluding items, for 2014 was $48.3 million, or $0.69 per diluted common share. In addition to excluding the benefit related to our nationalized Venezuelan assets discussed above, these amounts also exclude $7.2 million of income tax expense related to a foreign tax credit valuation allowance and pretax items totaling $57.7 million, comprised primarily of non-cash long-lived asset impairment charges of $46.7 million, primarily related to our North America contract operations business, restructuring charges of $7.6 million, including costs associated with the centralization of our make ready operations of $5.4 million and costs associated with the planned spin-off of $2.2 million, and $2.5 million of expensed acquisitions costs. Net income from continuing operations attributable to Exterran stockholders, excluding items, for 2013 was $69.6 million, or $1.05 per diluted common share. Net income attributable to Exterran stockholders was $98.2 million, or $1.40 per diluted common share, for 2014, compared to $123.2 million, or $1.86 per diluted common share, for 2013.

The cash distribution received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners, L.P. was $15.2 million for the fourth quarter 2014, compared to $14.8 million for the third quarter 2014 and $13.0 million for the fourth quarter 2013. The cash distribution received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners, L.P. was $57.7 million for 2014, compared to $50.1 million for 2013.

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call on Thursday, Feb. 26, 2015, to discuss their fourth-quarter 2014 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 38981516.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 38981516#.

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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ plan to conduct a separation of certain of its businesses, the possibility that the proposed transaction will be consummated and the timing and expected results of its consummation; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; demand for Exterran Holdings’ products and services and growth opportunities for those products and services; and statements regarding amounts due from the sales of Exterran Holdings’ nationalized Venezuelan assets.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; delays, costs and difficulties that could impact the completion and expected results of the proposed separation transaction; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2013, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Revenues:
North America contract operations	$199,640	$191,000	$155,060	$729,103	$627,844
International contract operations	124,066	124,355	131,041	493,853	476,016
Aftermarket services	108,362	96,005	110,463	392,774	395,600
Fabrication	361,560	312,472	342,454	1,284,008	1,660,944
	793,628	723,832	739,018	2,899,738	3,160,404

Costs and Expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	85,094	82,453	69,989	316,142	282,489
International contract operations	49,891	47,983	50,132	185,408	196,944
Aftermarket services	85,804	75,510	85,248	308,432	309,418
Fabrication	297,490	251,401	296,185	1,058,462	1,408,547
Selling, general and administrative	94,658	94,806	88,713	377,754	358,173
Depreciation and amortization	90,337	98,256	82,803	386,071	327,505
Long-lived asset impairment	20,640	12,385	3,929	46,679	28,637
Restructuring charges	2,159	219	-	7,553	-
Interest expense	27,411	25,737	28,739	114,178	115,745
Equity in income of non-consolidated affiliates	-	(4,951)	(4,835)	(14,553)	(19,000)
Other (income) expense, net	3,189	4,663	(1,991)	1,747	(24,501)
	756,673	688,462	698,912	2,787,873	2,983,957

Income before income taxes	36,955	35,370	40,106	111,865	176,447
Provision for income taxes	27,163	11,215	29,403	58,657	84,719
Income from continuing operations	9,792	24,155	10,703	53,208	91,728
Income from discontinued operations, net of tax	18,175	18,003	16,483	72,674	64,014
Net income	27,967	42,158	27,186	125,882	155,742
Less: Net income attributable to the noncontrolling interest	(8,824)	(8,108)	(4,539)	(27,716)	(32,578)
Net income attributable to Exterran stockholders	$19,143	$34,050	$22,647	$98,166	$123,164

Basic income per common share (1):
Income from continuing operations attributable to Exterran common stockholders	$0.01	$0.24	$0.09	$0.38	$0.90
Income from discontinued operations attributable to Exterran common stockholders	0.27	0.27	0.25	1.08	0.98
Net income attributable to Exterran common stockholders	$0.28	$0.51	$0.34	$1.46	$1.88
Diluted income per common share (1):
Income from continuing operations attributable to Exterran common stockholders	$0.01	$0.23	$0.09	$0.36	$0.89
Income from discontinued operations attributable to Exterran common stockholders	0.26	0.25	0.25	1.04	0.97
Net income attributable to Exterran common stockholders	$0.27	$0.48	$0.34	$1.40	$1.86

Weighted average common shares outstanding used in income per common share:
Basic	67,366	66,432	64,701	66,234	64,454
Diluted	68,422	70,406	65,279	69,090	65,003

Dividends declared and paid per common share	$0.15	$0.15	$-	$0.60	$-

(1) Basic and diluted net income attributable to Exterran common stockholders per common share was computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income attributable to Exterran common stockholders per common share.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Revenues:
North America contract operations	$199,640	$191,000	$155,060	$729,103	$627,844
International contract operations	124,066	124,355	131,041	493,853	476,016
Aftermarket services	108,362	96,005	110,463	392,774	395,600
Fabrication	361,560	312,472	342,454	1,284,008	1,660,944
Total	$793,628	$723,832	$739,018	$2,899,738	$3,160,404

Gross Margin (1):
North America contract operations	$114,546	$108,547	$85,071	$412,961	$345,355
International contract operations	74,175	76,372	80,909	308,445	279,072
Aftermarket services	22,558	20,495	25,215	84,342	86,182
Fabrication	64,070	61,071	46,269	225,546	252,397
Total	$275,349	$266,485	$237,464	$1,031,294	$963,006

Selling, General and Administrative	$94,658	$94,806	$88,713	$377,754	$358,173
% of revenue	12%	13%	12%	13%	11%

EBITDA, as Adjusted (1)	$182,254	$170,648	$154,406	$658,839	$633,893
% of revenue	23%	24%	21%	23%	20%

Capital expenditures	$155,956	$147,529	$83,862	$541,695	$391,725
Less: Proceeds from sale of PP&E	(4,637)	(6,337)	(17,333)	(24,373)	(101,311)
Net Capital expenditures	$151,319	$141,192	$66,529	$517,322	$290,414

Gross Margin Percentage:
North America contract operations	57%	57%	55%	57%	55%
International contract operations	60%	61%	62%	62%	59%
Aftermarket services	21%	21%	23%	21%	22%
Fabrication	18%	20%	14%	18%	15%
Total	35%	37%	32%	36%	30%

Total Available Horsepower (at period end):
North America contract operations	4,209	4,125	3,429	4,209	3,429
International contract operations	1,236	1,268	1,255	1,236	1,255
Total	5,445	5,393	4,684	5,445	4,684

Total Operating Horsepower (at period end):
North America contract operations	3,700	3,588	2,884	3,700	2,884
International contract operations	976	952	986	976	986
Total	4,676	4,540	3,870	4,676	3,870

Average Operating Horsepower:
North America contract operations	3,638	3,514	2,860	3,346	2,871
International contract operations	975	952	982	969	995
Total	4,613	4,466	3,842	4,315	3,866

Horsepower Utilization (at period end):
North America contract operations	88%	87%	84%	88%	84%
International contract operations	79%	75%	79%	79%	79%
Total	86%	84%	83%	86%	83%

	December 31,	September 30,	December 31,	December 31,	December 31,
Fabrication Backlog:	2014	2014	2013	2014	2013
Compression & accessory	$270,297	$174,540	$157,893	$270,297	$157,893
Production & processing equipment	561,153	549,961	475,565	561,153	475,565
Installation	121,751	115,374	46,429	121,751	46,429
Total	$953,201	$839,875	$679,887	$953,201	$679,887

Balance Sheet:
Debt - Parent level	$726,607	$737,720	$744,200	$726,607	$744,200
Debt - Exterran Partners, L.P.	1,300,295	1,220,013	757,955	1,300,295	757,955
Total consolidated debt	$2,026,902	$1,957,733	$1,502,155	$2,026,902	$1,502,155
Exterran stockholders' equity	$1,797,260	$1,793,778	$1,662,090	$1,797,260	$1,662,090

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$27,967	$42,158	$27,186	$125,882	$155,742
Income from discontinued operations, net of tax	(18,175)	(18,003)	(16,483)	(72,674)	(64,014)
Income from continuing operations	9,792	24,155	10,703	53,208	91,728
Depreciation and amortization	90,337	98,256	82,803	386,071	327,505
Long-lived asset impairment	20,640	12,385	3,929	46,679	28,637
Restructuring charges	2,159	219	-	7,553	-
Investment in non-consolidated affiliates	-	-	-	197	-
Proceeds from sale of joint venture assets	-	(4,951)	(4,835)	(14,750)	(19,000)
Interest expense	27,411	25,737	28,739	114,178	115,745
Loss on currency exchange rate remeasurement of intercompany balances	3,730	2,766	3,418	3,614	4,313
Loss on sale of businesses	961	-	-	961	-
Expensed acquisition costs	61	866	246	2,471	246
Provision for income taxes	27,163	11,215	29,403	58,657	84,719
EBITDA, as adjusted (1)	182,254	170,648	154,406	658,839	633,893
Selling, general and administrative	94,658	94,806	88,713	377,754	358,173
Equity in income of non-consolidated affiliates	-	(4,951)	(4,835)	(14,553)	(19,000)
Investment in non-consolidated affiliates	-	-	-	(197)	-
Proceeds from sale of joint venture assets	-	4,951	4,835	14,750	19,000
Loss on currency exchange rate remeasurement of intercompany balances	(3,730)	(2,766)	(3,418)	(3,614)	(4,313)
Loss on sale of businesses	(961)	-	-	(961)	-
Expensed acquisition costs	(61)	(866)	(246)	(2,471)	(246)
Other (income) expense, net	3,189	4,663	(1,991)	1,747	(24,501)
Gross Margin (1)	$275,349	$266,485	$237,464	$1,031,294	$963,006

Net Income attributable to Exterran stockholders	$19,143	$34,050	$22,647	$98,166	$123,164
Income from discontinued operations	(18,175)	(18,003)	(16,483)	(72,674)	(64,014)
Valuation allowance on Italy deferred tax asset	-	-	9,000	-	9,000
Foreign tax credit valuation allowance	7,224	-	-	7,224	-
Items, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	11,094	6,379	1,693	24,365	20,393
Restructuring charges (including the impact on noncontrolling interest)	1,360	88	-	4,484	-
Investment in non-consolidated affiliates	-	-	-	197	-
Proceeds from sale of joint venture assets	-	(4,951)	(4,835)	(14,750)	(19,000)
Loss on sale of businesses	718	-	-	718	-
Expensed acquisition costs (including the impact on noncontrolling interest)	14	199	63	611	63
Net income from continuing operations attributable to Exterran stockholders, excluding items	$21,378	$17,762	$12,085	$48,341	$69,606

Diluted income from continuing operations attributable to Exterran common stockholders	$0.01	$0.23	$0.09	$0.36	$0.89
Adjustment for items, after-tax, per common share (2)	0.30	0.02	0.09	0.33	0.16
Diluted net income from continuing operations attributable to Exterran common stockholders per common share, excluding items (1)(2)	$0.31	$0.25	$0.18	$0.69	$1.05

(1) Management believes EBITDA, as adjusted, diluted net income from continuing operations attributable to Exterran common stockholders per common share, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

(2) Diluted net income from continuing operations attributable to Exterran common stockholders per common share, excluding items, was computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income from continuing operations attributable to participating securities, excluding items, of $0.4 million, $0.2 million and $0.2 million for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively, and $0.8 million and 1.3 million for the years ended December 31, 2014 and 2013, respectively, from our calculation of diluted net income from continuing operations attributable to Exterran common stockholders per common share, excluding items.